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                                                                    EXHIBIT 23.3

            Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-125100) and related Prospectus of Illumina, Inc. for the registration of 1,579,897 shares of Illumina, Inc. common stock and to the incorporation by reference therein of our report dated February 22, 2005, with respect to the 2004 and 2003 financial statements of CyVera Corporation included in a Current Report (Form 8-K/A) of Illumina, Inc., filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

San Diego, California
June 17, 2005